                                 Exhibit 10.13
                                 -------------

                                   SUBLEASE

This SUBLEASE, effective January 30, 1998, is made between GRC INTERNATIONAL, INC., a Delaware Corporation ("Sublessor") and Somera Communications, LLC ("Sublessee").

                           BASIC SUBLEASE PROVISIONS

1.   PREMISES

     Premises:           Commonly known as 5383 Hollister Avenue, in the
                         unincorporated area of Goleta, County of Santa Barbara, State of California, consisting of approximately 10,859 rentable square feet (9,826) usable square feet). Suite
                         A consists of 8,263 square feet on the 1st floor, Suite
                         B consists of 1,535 square feet on the 2nd floor, and Suite C consists of 1,061 square feet on the 2nd floor;
                         as shown on Exhibits A & B.

     Premises Address:   5383 Hollister Avenue
                         Santa Barbara, California 93111

     Use of Premises:    The Premises shall be used and occupied only for
                         general office use.

2.   LEASED AREA         10,859 total rentable square feet, and as shown in
                         Exhibits A&B of this SUBLEASE.

3.   TERM                Five years and one and one-half months commencing
                         February 15, 1998, and terminating March 31, 2003.

4.   COMMENCEMENT DATE   February 15, 1998.

5.   TERMINATION DATE    March 31, 2003.

6.   RENT COMMENCEMENT   Suite A:  May 1, 1998.

                         Suites B&C:  Six (6) weeks from the possession date.

7.   POSSESSION:         Suite A:  February 15, 1998, to begin tenant
                         improvements with reasonable access upon SUBLEASE execution for planning.

                         Suites B&C:  No later than July 1, 1998.

                         Both parties understand and agree that time is of the essence and as such will use its best effort to expedite this process so as to effect an earlier possession date.

8.   SUBLESSEE'S
      PERCENTAGES        20.83% of the Sublessor's prorata share of real
                         property taxes attributable to land/buildings in the project and liability insurance premiums.

9.   INITIAL ANNUAL RENT      $172,658.16 NNN, less uncollected rent on Suites
                              A, B, & C during the first year as stated in paragraphs 6 & 7 hereinabove.

     Base Monthly Rental
      Installments:           $14,388.18 per month, ($1.325 per square foot NNN)
                              payable in advance on the first day of the calendar month. Payable as follows: Suite A:
                              $10,948.48 and Suites B&C: $3,439.70.

     Additional Rent:         In addition to the basic rent above, Sublessee
                              shall pay to Sublessor all operating expenses associated with the Premises. "Operating Expenses" include, but are not limited to, the following:
                              Real and personal property taxes, maintenance and repair costs, insurance premiums for all risk coverage on the improvements and for public liability insurance, and the cost of utilities furnished to any common areas. The Sublessee shall pay a prorata share of all operating expenses associated with the building and the triple net expenses, consistent with the attached Building
                              Lease, approximately (NNN) $0.30 per square foot.
                              There shall be a cap of $0.30 per square foot per month during year one, and a yearly cost of living increase thereafter on the cap on the Operating
                              Expenses, pursuant to Paragraph 10 below.

10.  BASE RENT ADJUSTMENT     The Base Rent shall be adjusted annually
                              throughout the term of the Sublease by the same percentage of increase, if any, as in the Consumer
                              Price Index for Urban Wage Earners and Clerical
                              Workers Los Angeles/Anaheim/Riverside Area
                              Average, Subgroup "All Terms", 1982-1984 = 100.
                              The first such adjustment shall be made on April
                              1, 1999. Said increase shall not exceed five percent (5%) per year.

11.  ADVANCE RENT             Sublessee shall pay to Sublessor upon the
                              execution of this SUBLEASE the first month's rent for Suite A, the sum of $10,948.48. The first month's rent for Suites B & C shall be paid six
                              (6) weeks from the possession date, see paragraph
                              4 hereinabove.

12.  SECURITY DEPOSIT         Sublessee shall pay to Sublessor upon execution of
                              the SUBLEASE a security deposit equal to one month's rent, the sum of $14,388.18, for Suites A, B, & C, which shall be refundable under the terms of the SUBLEASE. The security deposit shall be adjusted annually by the same formula as provided in Paragraph 10 above.

13.  OPTIONS                  Sublessee shall have two option(s) to extend the
                              term of the SUBLEASE for three year(s), under the same terms and conditions as during the initial
                              SUBLEASE term.

14.  CONDITION OF THE
      PROPERTY Sublessee shall accept the property in its condition as of the execution of this Sublease, except: All electrical, plumbing and HVAC shall be delivered in good working order. Also, the Premises shall be delivered free of debris with no major damage, provided normal wear and tear. In addition, Sublessor shall provide SUBLESSEE with a $8 per usable square foot tenant improvement allowance to remodel said premises. All improvements are subject to Sublessor and LESSOR approval, which shall not be unreasonably withheld. Sublessor shall also allow Sublessee to use any available floor to ceiling modular walls for Suites A, B, & C; not less than eighty (80) linear feet and not more than one hundred sixty
                              (160) linear feet.

15.  UTILITIES                Sublessee shall pay all utilities based on its
                              proportionate share as determined by Sublessor.

16.  SIGNAGE                  Sublessee shall only place signs on the interior
                              of the Building with Lessor's and Sublessor's prior written consent and in compliance with the County of Santa Barbara zoning regulations.

17.  PARKING                  Sublessee shall be granted the exclusive use of
                              four (4) on-site, unreserved parking spaces per 1,000 rentable square feet during the term of the SUBLEASE.

18.  RIGHT TO EXPAND:         In the event Sublessor decides to SUBLEASE any
                              additional space at 5383 Hollister Avenue, Sublessee shall have the first right to expand under the same terms and conditions as its original SUBLEASE.

19.  RIGHT TO CANCEL:         Sublessee shall have the one-time right to cancel
                              said SUBLEASE anytime after April 1, 2001, subject to one hundred and eighty (180) days written notice. As a cancellation penalty Sublessee shall pay Sublessor unamortized tenant improvement expenses. In the event Sublessee relocates to another property that GRC International, Inc. has an ownership interest in, said cancellation penalty shall be waived.

20.  BROKERS                  Broker for the Sublessor and Sublessee is Blair
                              Hayes Commercial Real Estate. Sublessor is responsible for paying the brokerage fee on this SUBLEASE.

21.  RENTAL PAYMENT
      ADDRESS                 GRC International, Inc.
                              1900 Gallows Road
                              Vienna, VA 22182
                              Attention: Corporate Director of Facility Services (May be changed by written notice from Sublessor.)

22.  NOTICES

     If to Sublessee:         Somera Communications, LLC
                              Attention:  Dan Firestone
                              5383 Hollister Avenue
                              Santa Barbara, CA 93117
                              Phone:  (805) 681-3322 x 2232
                              Fax:  (805) 681-3325

     If to Sublessor:         GRC International, Inc.
                              Attention:  Dick Biller
                              1900 Gallows Road
                              Vienna, VA 22182
                              Phone:  (703) 506-5858
                              Fax:  (703) 356-4289

IN WITNESS WHEREOF, the parties hereto have executed this SUBLEASE, consisting of the foregoing Basic Sublease Provisions, and Sublease Paragraphs 1 through 35, Articles 1 through 17 of the BUILDING LEASE dated April 25, 1997 between Santa Barbara Corporate Center, LLC ("Lessor") and Sublessor. A copy of the LEASE is incorporated herein as Exhibit C of this SUBLEASE. (Santa Barbara Corporate Center LLC, is the successor in interest to Bermant Development Company.)

SUBLESSOR:

GRC INTERNATIONAL, INC.
A Delaware corporation

By:  /s/ Herbert L. Raiche              Date:
    _______________________________          _______________________________
          Herbert L. Raiche

Its:  Assistant General Counsel and Assistant Secretary
      -------------------------------------------------

Notice Address:  1900 Gallows Road
                 Vienna, Virginia  22182


SUBLESSEE:

Somera Communications, LLC

By: /s/ Dan Firestone                   Date:
   _______________________________           _______________________________
           Dan Firestone

Its: CEO
     ------------------------------

Address:  5383 Hollister Avenue
          Santa Barbara, CA 93117

                                    Consent
                                    -------


Under Exhibit C " BUILDING LEASE", the undersigned Lessor hereby consents to the subletting of the Premises described herein (between GRC International, Inc. and Somera Communications, LLC) on the terms and conditions contained in this SUBLEASE. This consent shall apply only to this SUBLEASE and shall not be deemed to be a consent to any other SUBLEASE. Furthermore, the undersigned agrees to the intended improvements designed by Poliquin Kellogg Design Group.


Dated: _________________________


                                        LESSOR:

                                        SANTA BARBARA CORPORATE CENTER, LLC


                                        By: __________________________

                                        Its: _________________________

                       SUBLEASE Paragraphs 1 Through 35
                       --------------------------------

This SUBLEASE is made and entered into as of this Thirtieth day of January, 1998, between GRC International, Inc., a Delaware corporation ("Sublessor") and Somera Communications, LLC ("Sublessee"), as a SUBLEASE under the BUILDING LEASE dated April 25, 1995, as amended by, Lessor and Sublessor, and incorporated under this SUBLEASE, a copy of the BUILDING LEASE being attached hereto as Exhibit C and incorporated herein by reference and is hereinafter referred to as the "BUILDING LEASE".

WITNESSETH, that the parties hereto agree as follows:

1.   Provisions.  Except as otherwise specifically provided for herein, this
     ----------
     SUBLEASE is subject to and with the benefit of, all of the terms and conditions of the BUILDING LEASE and Sublessee shall assume and perform all of the obligations of Sublessor and Sublessee in said BUILDING LEASE to the extent said terms and conditions are applicable to the Premises (as defined in Section 2 below) subleased. Sublessee shall not commit or permit to be committed any act or omission which shall violate any term or condition of the BUILDING LEASE or cause Sublessor to be in default under the BUILDING LEASE.

2.   Premises.  Subject to all terms and conditions hereof, Sublessor does
     --------
     hereby lease to Sublessee and Sublessee hereby agrees to lease from Sublessor, the Premises consisting of approximately 10,859 rentable square feet of space as described upon Exhibits A & B attached hereto and made a part hereof and situated in the building located at 5383 Hollister Avenue, Santa Barbara, California 93111.

3.   Term.  The term of this SUBLEASE shall commence on February 15, 1998
     ----
     ("Commencement Date"), and shall expire on March 31, 2003, ("Expiration Date"), subject to LESSEE'S right to cancel described hereinabove in paragraph 19 of the BASIC SUBLEASE PROVISIONS.

4.   Monthly Base Rent.  Subject to the provisions of paragraphs 6, 7, and 9 to
     -----------------
     the BASIC SUBLEASE PROVISIONS hereof, Sublessee shall pay to Sublessor as Monthly Base Rent for the Premises in advance on the first day for each calendar month of the term of this SUBLEASE, without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of fourteen thousand three hundred eighty-eight and 18/100 dollars ($14,388.18); and a per diem rate of four hundred seventy-nine and 61/100
     ------------
     dollars ($479.61) shall be paid for the fractional month during which the
              -------
     SUBLEASE is in effect. The Monthly Base Rent and the Additional Rent (as hereinafter defined) for the first month (or fractional month) of the term hereof, shall be due and payable upon execution of this SUBLEASE. Rent shall be paid to Sublessor at the Notice Address set forth on the signature page or at such place as Sublessor may from time to time designate in writing.

5.   Additional Rent.  In addition to Monthly Base Rent, Sublessee shall pay its
     ---------------
     prorata share (20.83%) of Sublessor's prorata share of all Building Operating Expenses, and Common Area Operating Expenses as defined in Paragraph 3, RENT, of the BUILDING LEASE, janitorial costs, and utilities. Sublessor will bill Sublessee each month by providing the Sublessee a copy of the previous months' bill for their prorata share of such expenses and costs. Sublessee shall pay the Additional Rent each month to Sublessor together with Monthly Base Rent.

6.   Security Deposit.  Upon execution of this SUBLEASE, Sublessee shall pay to
     ----------------
     Sublessor a security deposit equal to Basic Monthly Rental Installment set forth in Paragraph 9 of the BASIC SUBLEASE PROVISIONS of this SUBLEASE. This deposit shall be adjusted annually by the same formula as provided in Paragraph 10 of the BASIC SUBLEASE PROVISIONS of this SUBLEASE. This security deposit may be commingled with any other funds of Sublessor, and shall be returned within sixty (60) days after termination or expiration of this SUBLEASE, subject to deductions to repair any damages by Sublessee or cleaning required to restore the Premises to the condition in which Sublessee took possession thereof. Sublessor shall not be required to pay any interest to Sublessee respecting this deposit.

7.   Use.  Sublessee shall use the Premises only for the purpose of General
     ---
     Office use and for no other purpose, without the prior written consent of Sublessor. Sublessee's use of the Premises shall at all times be in conformity with all applicable governing laws and regulations, shall not constitute a nuisance, and shall not violate any of the terms, conditions, covenants or restrictions contained in the BUILDING LEASE. If as a result of Sublessee's use of the Premises, any improvements, structural modifications or additions to the building of which the premises is a part are required subsequent to the commencement of the term hereof by any law, ordinance, rule, regulation or order of any governmental or quasi-governmental authority having jurisdiction over said building, and the rent to be paid thereafter by Sublessor under the BUILDING LEASE is therefore increased pursuant to the terms of the BUILDING LEASE, Sublessee's rent under this SUBLEASE shall be increased by an amount equal to the increase of Sublessor's rent under the BUILDING LEASE, and such increase in rent shall be due and payable at the same time or times Sublessor's increase in rent under the BUILDING LEASE is due and payable.

8.   Building Signage.  Sublessee shall only place signs on the interior of the
     ----------------
     Building with Lessor's and Sublessor's prior written consent and in compliance with the County of Santa Barbara zoning regulations.

9.   Incorporation of BUILDING LEASE.  All of the terms and conditions contained
     -------------------------------
     in the BUILDING LEASE are incorporated herein, except for the specific terms of this SUBLEASE, as terms and conditions of this SUBLEASE (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee), and, along with all of the sections set out in this SUBLEASE, shall be the complete terms and conditions of this SUBLEASE.

10.  Brokers.  Sublessor warrants and agrees to save and hold Sublessee and
     -------
     Lessor harmless from any and all leasing commissions, costs and liability with respect to the Premises claimed by any real estate broker.

11.  Care of the Premises.  Sublessee agrees that Sublessee will take good care
     --------------------
     of the Premises, and will commit no waste and will not do, suffer or permit to be done any injury to the same.

12.  Condition of Premises.  Sublessee agrees to accept the Premises in an "AS
     ---------------------
     IS" present physical condition and hereby acknowledges that the Premises are in good condition and satisfactory in all respects for Sublessee's occupancy. Provided, the Premises shall be delivered free of debris with no major damage, except normal wear and tear.

13.  Obligation of Sublessee Under BUILDING LEASE.  It is hereby understood and
     --------------------------------------------
     agreed that Sublessee's right to use, possess and enjoy the Premises are subject to the terms and conditions of the BUILDING LEASE and the rights and remedies of Lessor thereunder. Sublessee agrees to indemnify Sublessor against, and to hold Sublessor harmless from, any liability, damages, costs or expenses of any kind or nature, including court costs and reasonable attorneys fees, resulting from any failure by Sublessee to perform, keep and obey the terms and conditions of the BUILDING LEASE.

14.  Insurance.  Sublessee agrees, during the term hereof, to carry and maintain
     ---------
     public liability insurance in form and amounts and with companies reasonably satisfactory to Sublessor, insuring Sublessor and Lessor as additional insureds, against liability with respect to accidents occurring on, in or about the Premises or arising out of the use and occupancy thereof. Sublessee also agrees to maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Sublessee. If annual premiums paid by Lessor or Sublessor for fire and extended coverage insurance at the building of which the Premises are a part shall exceed the standard rates because of Sublessee's operations, the contents of the Premises, or improvements or alterations made by Sublessee with respect to the Premises result in extra-hazardous exposure, Sublessee shall promptly pay the excess amount of the premium upon demand of Sublessor. The policy or policies maintained by Sublessee shall be issued by a company licensed to do business in California, and Sublessee shall deposit a certificate evidencing the same with Sublessor. Said policy or policies shall contain a provision requiring the insurer to give Sublessor ten (10) days prior written notice before canceling or terminating any said policy for any reason, including expiration of the policy. Pursuant to Article 7 of the attached Building Lease, Exhibit C.

15.  Sublease and Assignment by Sublessee.  It is mutually agreed that Sublessee
     ------------------------------------
     may assign this SUBLEASE or further sublease any portion of the Premises, upon consent from Lessor and Sublessor, which consent shall not be unreasonably withheld.

16.  Sale and Assignment by Sublessor.  Sublessor and Lessor may sell, assign,
     --------------------------------
     convey or otherwise transfer their respective interests in the Premises and this SUBLEASE at any time, without notice to or the consent of Sublessee, and that upon the occurrence of any such sale, assignment, conveyance or other transfer Sublessor shall have no further obligation or liability whatsoever hereunder, except to transfer the security deposit held by Sublessor to Sublessor's successor or assign hereunder.

17.  Damage, Destruction or Condemnation.  In the event of damage or destruction
     -----------------------------------
     of the Premises or the building of which the Premises are a part of the taking of all or any part thereof under the power of eminent domain, this SUBLEASE shall terminate if, but only if, the BUILDING LEASE is terminated as a result thereof, and the rent payable hereunder shall abate only as long as and in the same proportion as the rent due from Sublessor to Lessor under the BUILDING LEASE abates as a result thereof.

18.  Mutual Release/Waiver of Subrogation.  Sublessor and Sublessee each hereby
     ------------------------------------
     release the other, and Sublessee hereby releases Lessor, from any and all liability or responsibility for any loss, injury or damage to the Premises, or its contents, the building of which the Premises are a part, or to any person, caused by fire or any other casualty, personal injury or accident during the term of this SUBLEASE, even if such fire, casualty, personal injury or accident may have been caused by the negligence (but not the willful misconduct) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees if required by said policies of fire and extended coverage insurance, and other insurance, including public liability insurance, to provide written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

19.  Mortgages.  Sublessee accepts this SUBLEASE subject and subordinate to
     ---------
     any mortgages now or at any time hereafter constituting a lien or charge upon the Premises, provided, however, that if the holder of any such mortgage elects to have Sublessee's interest in this SUBLEASE superior to any such instrument, then by notice to Sublessee from such holder, this SUBLEASE shall be deemed superior to such lien, whether this SUBLEASE was executed before or after said mortgage. Sublessee shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this SUBLEASE to the Lien of any such mortgagee.

20.  Sublessee Alterations.  Sublessee shall make no alterations, additions or
     ---------------------
     improvements in, on or   about the Premises, without the prior written
     consent of both Sublessor and the Lessor under the BUILDING LEASE, which consent may be conditioned, by either Sublessor or the Lessor under the BUILDING LEASE. Sublessor and Sublessee shall not be required to remove any of Sublessee's tenant improvements at the expiration or cancellation of this Sublease. Prior to commencing any such alterations, additions or improvements, Sublessee shall provide such assurances to Sublessor, including but not limited to, waivers of lien, surety company performance and payment bonds, and personal guarantees of persons of substance, as Sublessor shall require to assure payment of the costs thereof and to protect Sublessor against any loss from mechanics', laborers', material men's or other liens.

21.  Sublessor Alterations.  Sublessor reserves the right to make alterations to
     ---------------------
     the Premises as and if required by the terms and conditions of the BUILDING LEASE or by any governmental authority in connection with the use and occupancy of the Premises by Sublessor and any subtenants of Sublessor.

22.  Entry by Sublessor.  Sublessee shall permit Sublessor, Lessor, and their
     ------------------
     respective agents, representatives and designees to enter into and upon any part of the Premises with escort by Sublessee at all reasonable hours to inspect or view the same, clean or make repairs, alterations or additions thereto, as Sublessor or Lessor may deem necessary or desirable, and Sublessee shall not be entitled to abatement or reduction of rent by reason thereof.

23.  BUILDING LEASE.  It is understood and agreed by and between the parties
     --------------
     hereto that the existence of this SUBLEASE is dependent and conditioned upon the continued existence of the BUILDING LEASE, and in the event of the cancellation or termination of the BUILDING LEASE, this SUBLEASE coincidentally and automatically shall be terminated without any liability of Sublessor to Sublessee. Sublessor shall not be liable for the failure by Lessor to keep and perform, according to the terms of the BUILDING LEASE, Lessor's duties, covenants, agreements, obligations, restrictions, provisions and conditions, nor for any delay or interruption in Lessor's keeping or performance of the same.

24.  Waiver.  A waiver by Sublessor of any default, breach or failure of
     ------
     Sublessee under this SUBLEASE shall not be construed as a waiver of any subsequent or different default, breach or failure.

25.  Successors and Assigns.  All of the terms, covenants, provisions and
     ----------------------
     conditions of this SUBLEASE shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

26.  Captions.  The captions used on the paragraphs of this SUBLEASE are for
     --------
     convenience only, are not a part of this SUBLEASE, and are not to be considered in the interpretation hereof.

27.  Relationship of Parties.  This SUBLEASE does not and shall not create the
     -----------------------
     relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublessor and Sublessee, the sole relationship between the parties hereto being strictly that of Sublessor and Sublessee.

28.  Defined Terms.  All terms used herein and defined in the BUILDING LEASE
     -------------
     shall have the definitions assigned to such terms in the BUILDING LEASE, except as otherwise provided herein.

29.  Notices.  All notices or demand of any kind required or desired to be
     -------
     given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail certified or registered; twenty-four (24) hours after depositing the same with Federal Express or other overnight courier for overnight delivery, or, alternatively, on the day of transmission if sent via facsimile transmission to the facsimile number set forth below and telephonic confirmation of receipt is obtained after completion of transmission, addressed to Sublessor or Sublessee respectively at the addresses set forth after their signatures at the end of this SUBLEASE.

30.  Condition Precedent.  A condition precedent to the effectiveness of this
     -------------------
     SUBLEASE is that the Lessor under the BUILDING LEASE shall have consented hereto as set forth below. Such consent is hereby attached.

31.  Security System.  Sublessee shall have separate access to Sublessor's
     ---------------
     security system as currently installed in the building, subject to restrictions placed thereon by Sublessor in its sole discretion. Sublessor shall maintain and operate the system provided that Sublessee shall bear any additional costs associated with Sublessee's use of the system. Sublessor hereby agrees to leave the security system intact upon the expiration of this SUBLEASE.

32.  Computer Network Wiring.  Sublessor grants Sublessee the use of the
     -----------------------
     computer network wiring that is currently located in the subleased area, at no cost, during this SUBLEASE. Sublessee shall be responsible for maintenance and set up costs associated with the computer network wiring. Sublessor will provide Sublessee with internet and wide area network connectivity at a cost to be determined, should Sublessee chose this option. Sublessee shall provide and operate its own computer and telephone network.

33.  Modular Workstations and Furniture.  Sublessor shall also allow Sublessee
     ----------------------------------
     to use any available floor to ceiling modular walls for Suites A, B, & C; not less than eighty (80) linear feet and not more than one hundred sixty
     (160) linear feet. Sublessee shall be responsible for the maintenance, moving, and set up costs associated with these modular walls.

34.  Communications Security.  Sublessor retains the right to establish
     -----------------------
     procedures and equipment and software configurations to provide communications security for the telephone system and the computer wiring in all areas of the Premises. Sublessee shall provide and operate its own computer and telephone network.

35.  Solicitation.  Sublessee and Sublessor agree that neither party will
     -------------
     solicit for employment or subcontracting employees of the other party unless mutually agreed upon in writing by Sublessee and Sublessor. This agreement will remain in full force and affect for a period of six (6) months after termination of the SUBLEASE.

SUBLESSOR:

GRC INTERNATIONAL, INC.
A Delaware corporation

By:  /s/ Herbert L. Raiche             Date:
    _______________________________          _______________________________
          Herbert L. Raiche

Its:  Assistant General Counsel and Assistant Secretary
      -------------------------------------------------

Notice Address:  1900 Gallows Road
                 Vienna, Virginia  22182


SUBLESSEE:

Somera Communications, LLC

By:  /s/ Dan Firestone                 Date:
    _______________________________          _______________________________
           Dan Firestone
Its: CEO
     ------------------------------

Address:  5383 Hollister Avenue
          Santa Barbara, CA 93117

                    EXHIBIT A TO JANUARY 30, 1998 SUBLEASE

                        Between GRC International, Inc.

                                      and

                          Somera Communications, LLC



                                   PREMISES
                             SUITE A, FIRST FLOOR

                    EXHIBIT B TO JANUARY 30, 1998 SUBLEASE

                        Between GRC International, Inc.

                                      and

                          Somera Communications, LLC



                                   PREMISES
                             SUITES B&C, 2ND FLOOR

                    EXHIBIT C TO JANUARY 30, 1998 SUBLEASE

                        Between GRC International, Inc.

                                      and

                          Somera Communications, LLC



                                BUILDING LEASE